Exhibit 99.3

Contacts:
Kevin R. Rhodes, Chief Financial Officer
Barbara Warren-Sica, Investor Relations
(781) 246-3343

Edgewater Technology, Inc. Third Quarter Results
Meet Expectations with Positive Cash Flow;
Quarterly Sales Increased 12%

Wakefield, MA, October 23, 2002 – Custom development and system integration consulting firm, Edgewater Technology, Inc. (NASDAQ: EDGW, the “Company” or “Edgewater Technology”), today announced that revenues were in line with prior guidance for the third quarter and that the Company generated positive cash flow from operations.

Actual financial results and utilization for the September 2002 quarter were as follows:

•	Third quarter revenue was $4.6 million, compared to $4.8 million during the second quarter of 2002.

•	Gross profit was $1.7 million or 37.6%, compared to $1.9 million or 40.3% in the second quarter of 2002.

•	Net loss from continuing operations was ($0.6) million, compared to ($0.6) million in the second quarter of 2002.

•	Utilization was 66% for the third quarter, compared to 70% during the second quarter 2002.

Third quarter revenues were affected by traditional seasonality and vacation schedules, while booked sales for the quarter were 12% higher than the previous quarter. In addition, during the month of October, we have seen an increase in customers launching projects that have been in the queue for many months.

During the first three weeks of October, Edgewater Technology has received preliminary customer approval, as well as secured commitments, aggregating approximately $28.0 million in new business, which was primarily generated by renewals and follow-on from existing customers, while the balance was a multi-million dollar contract with a new client. Together, these items would result in sales of $34.1 million, compared to sales of $27.9 million for the entire calendar year 2001, which represents a 22% increase in sales year-over-year.

“The increase in sales activity results from customers deciding to move forward on long-standing proposals, which have been building in our pipeline for quite some time. Upon customer signature, anticipated new business will result in a total backlog of $32.4 million, of which $14.4 million and $13.3 million carry into 2003 and 2004, respectively. Although we are still operating in a difficult economic climate, our hyper-focus on verticals, such as Financial Services and Higher Education, continues to pay dividends,” said Shirley Singleton, President and CEO of Edgewater Technology.”

Singleton concluded, “New bid activity remains healthy, but the speed at which customers make decisions and turn bids into revenue streams remains uncertain. As we look ahead, we remain cautious when evaluating the future of IT spending. We are anticipating revenue growth in the fourth quarter, and with our healthy backlog, we are guardedly optimistic for modest revenue growth and profitability in 2003.”

Detailed Recent Highlights:

•
An agreement in principle has been reached, subject to final customer approval, to renew a two-year contract to provide software development and hosting services to our largest client, Synapse Group Inc.

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Awarded a multi-million contract, in conjunction with long-term partner, ASA, to provide a real-time student loan system to a state government student assistance division. Previously, a similar system was delivered to the Oregon Student Assistance Commission (OSAC).

•	Awarded a contract to provide a student services portal and Web strategy for admissions to a premiere Northeast-based higher-education institute.

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The Company’s stock repurchase program has been extended by the Company’s Board of Directors to repurchase up to $20.0 million of its common stock. Any purchases made under the share repurchase program may be made in the open market or through privately-negotiated transactions, subject to market conditions and trading restrictions.

•	Repurchased 102,678 shares of common stock at an average price of $4.13 during the third quarter, with approximately 11.5 million shares outstanding as of September 30.

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In light of the continuation of the Company’s stock repurchase program, Edgewater Technology’s Board of Directors approved the amendment and restatement of its Rights Plan, in effect changing the plans flip-in and flip-over trigger provisions (the “Triggers”) for its top two institutional investors; Gabelli Asset Management and certain of their enumerated fund affiliates, and Fuller & Thaler Asset Management, Inc. (the “Specified Investors”). As amended, the Triggers have increased from 20% to 25% only with respect to the two named Specified Investors, provided and so long as each such Specified Investor maintains passive investment intent with respect to the Company’s common stock. The Triggers remain at 20% for all other investors.

Conference Call

Edgewater Technology will host a conference call today, Wednesday, October 23, at 10:00 a.m. (EST) to discuss the Company’s quarterly results. To listen to the live call via the Internet, you can participate by logging onto the Web cast at www.edgewater.com—Investor Relations section or you can dial 800-388-8975 approximately 15 minutes prior to start of the call. A replay of the call can be accessed via www.edgewater.com—Investor Relations section or by dialing 800-428-6051 (pass code 263184) from 12:00 p.m. EST Wednesday, October 23 through 11:59 p.m. EST Monday, October 28.

About Edgewater Technology, Inc.

Founded in 1992, Edgewater Technology is an award-winning strategic consulting firm that specializes in providing technical consulting, custom software development and system integration services primarily to middle-market companies and divisions of large Global 2000 companies. Headquartered in Wakefield, Massachusetts, the Company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. The Company services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of strategically positioned solutions centers. For further information, visit www.edgewater.com or call 781-246-3343.

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Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2002	2001	2002	2001
Service revenues	$4,590	$6,015	$13,982	$20,520
Cost of services	2,864	3,715	9,142	12,057

Gross profit	1,726	2,300	4,840	8,463

Selling, general and administrative	2,190	2,242	6,648	8,295
Depreciation expense	149	192	514	633
Amortization expense	83	1,159	249	3,476
Restructure costs	—	—	349	—

Operating loss	(696)	(1,293)	(2,920)	(3,941)
Interest income (expense) and other, net	188	375	617	1,753

Loss before income taxes	(508)	(918)	(2,303)	(2,188)
Provision for tax	45	90	286	492

Net loss from continuing operations	(553)	(1,008)	(2,589)	(2,680)
(Loss) income from discontinued operations	—	1,062	—	6,173
Income (Loss) from extraordinary item	—	16	—	(27)
Loss from change in accounting principle	—	—	(12,451)	—

Net (loss) income	$(553)	$70	$(15,040)	$3,466

BASIC EARNINGS PER SHARE
From continuing operations	$(0.05)	$(0.09)	$(0.22)	$(0.20)
Net (loss) income	$(0.05)	$0.01	$(1.30)	$0.26

DILUTED EARNINGS PER SHARE
From continuing operations	$(0.05)	$(0.09)	$(0.22)	$(0.20)
Net (loss) income	$(0.05)	$0.01	$(1.30)	$0.26

AVERAGE SHARES OUTSTANDING — BASIC	11,527	11,629	11,599	13,275
AVERAGE SHARES OUTSTANDING — DILUTED	11,527	11,629	11,599	13,277

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Summary Balance Sheet Information at September 30, 2002 (In thousands) (Unaudited)

Assets		Liabilities and Equity
Cash, Cash Equivalents & Short-term Invest.	$47,300	Accounts Payable & Accrued Liabilities	$3,675
Accounts Receivable, Net	2,835	Accrued Payroll & Related Liabilities	777
Property & Equipment, Net	1,683	Long Term Liabilities & Other	214
Deferred Tax Asset, Net	22,884	Stockholders’ Equity	89,627

Intangible Assets, Net	19,108	Liabilities & Stockholders’ Equity	$94,293

Prepaid and Other Assets	483

Total Assets	$94,293	Shares Outstanding	11,522

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This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to sales activity, prospects, potential future sales, sales and economic activity trends, revenue, backlog, utilization rates, growth goals and stock repurchases. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. Words such as “estimate,” “seek,” “should,” “plan,” “believe,” “belief,” “expect,” “hopeful,” “continue,” and “sustain,” or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) changes in industry trends, such as decline in the demand for custom development and system integration services and/or information technology services; (2) failure to obtain new customers or retain significant existing customers;(3) failure of customers to execute or otherwise approve customer contracts that have been agreed to in principle; (4) loss of key executives; (5) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for our services and/or spending for information technology services; (6) failure of the general economy or IT services spending to rebound or otherwise improve; (7) the inability to grow revenues, backlog, utilization or market share and (8) leveraging existing vertical practice areas and integrating additional service offering Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading “Business — Factors Affecting Finances, Business Prospects and Stock Volatility” in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2002.

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